CUSIP # G7006A109	Page 1 of 1

exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Ordinary Shares of Perfect Corp. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 9, 2024

CCV FUND I LP

By:	CCV FUND I GP LIMITED
Its:	General Partner

By:	/s/ Wei Zhou
Name:	Wei Zhou
Title:	Authorized Signatory

CCV FUND I GP LIMITED

By:	/s/ Wei Zhou
Name:	Wei Zhou
Title:	Authorized Signatory

NINGBO NEW SUMMIT PRIVATE EQUITY FUND I L.P.

By:	NINGBO CCV PRIVATE EQUITY INVESTMENT MANAGEMENT L.P.
Its:	General Partner

By:	/s/ Wei Zhou
Name:	Wei Zhou
Title:	Authorized Signatory

NINGBO CCV PRIVATE EQUITY INVESTMENT MANAGEMENT L.P.

By:	/s/ Wei Zhou
Name:	Wei Zhou
Title:	Authorized Signatory

WEI ZHOU

By:	/s/ Wei Zhou